SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          DELPHI FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:



     (2)  Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



     (4)  Proposed maximum aggregate value of transaction:



     (5)  Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:



     (2)  Form, Schedule or Registration Statement No.:



     (3)  Filing Party:



     (4)  Date Filed:

                             [DELPHI FINANCIAL LOGO]







April 6, 2001


Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 2001 Annual Meeting of Stockholders, to be held on May 23, 2001 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and voting on proposed amendments to the Second Amended and Restated Employee Stock Option Plan and the Amended and Restated Directors Stock Option Plan, as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.


                                             Sincerely,




                                             Robert Rosenkranz
                                             Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2001


To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 2001 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 23, 2001, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect seven directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

     2. To consider and vote on a proposed amendment to the Company's Second Amended and Restated Employee Stock Option Plan to increase the number of shares of Class A Common Stock available for options thereunder as described herein.

     3. To consider and vote on a proposed amendment to the Company's Amended and Restated Directors Stock Option Plan to increase the number of shares of Class A Common Stock available for options thereunder as described herein.

     4. To transact such other business as properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2001 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, New York, for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 2000 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is being mailed to stockholders together with this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                             By Order of the Board of Directors,




                                             Robert Rosenkranz
                                             Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                                 PROXY STATEMENT

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 23, 2001 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, or by attending the Annual Meeting and voting in person.

Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.

The Company's 2000 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 26, 2001.


                          MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 6, 2001. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to a number of votes per share equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (ii) 10 votes. Based on the shares of Common Stock outstanding as of March 26, 2001, the Class B Common Stock will have the number of votes described in clause (i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director"). If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 26, 2001, Mr. Robert Rosenkranz, by means of beneficial ownership of the corporate general partner of Rosenkranz & Company, an irrevocable proxy and direct or beneficial ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, collectively, to have more than 49.9% of the combined voting power of the Company's stockholders. Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all nominated directors for which they are entitled to vote and in favor of the proposed amendments to the Second Amended and Restated Employee Stock Option Plan (the "Employee Option Plan") and the Amended and Restated Directors Stock Option Plan (the "Directors Option Plan").


                             SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.


              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 26, 2001 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 26, 2001, the Company had outstanding 15,751,658 shares of Class A Common Stock and 4,537,522 shares of Class B Common Stock.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and officers of the Company as a group as of March 26, 2001. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                                                Amount and
                                                                Nature of         Percent
Name of Beneficial Owner                                        Ownership         of Class
------------------------                                        ---------         --------
Class B Common Stock:
   Five or greater percent owner:
      Rosenkranz & Company ............................        4,235,370 (1)         80.6%
   Directors and Executive Officers:
      Robert Rosenkranz ...............................        5,252,965 (1)        100.0%
      Chad W. Coulter .................................               --               --
      Lawrence E. Daurelle ............................               --               --
      Edward A. Fox ...................................               --               --
      Harold F. Ilg ...................................               --               --
      Louis C. Lucido .................................               --               --
      Charles P. O'Brien ..............................               --               --
      Lewis S. Ranieri ................................               --               --
      Thomas L. Rhodes ................................               --               --
      Robert M. Smith, Jr. ............................               --               --
      B.K. Werner .....................................               --               --
         Directors and officers as a group (11 persons)        5,252,965            100.0%

Class A Common Stock:
   Five or greater percent owners .....................               --               --
   Directors and Executive Officers:
      B.K. Werner .....................................          804,620 (2)          4.8%
      Harold F. Ilg ...................................          324,254 (3)          2.0%
      Robert Rosenkranz ...............................          303,140 (1)          1.8%
      Robert M. Smith, Jr. ............................          204,085 (4)          1.2%
      Charles P. O'Brien ..............................          141,612 (5)            *
      Lawrence E. Daurelle ............................           60,843 (6)            *
      Edward A. Fox ...................................           51,494 (7)            *
      Chad W. Coulter .................................           49,252 (8)            *
      Louis C. Lucido .................................           41,418 (9)            *
      Lewis S. Ranieri ................................           28,309 (9)            *
      Thomas L. Rhodes ................................           20,359 (9)            *
         Directors and officers as a group (11 persons)        2,029,386 (10)        12.2%

      * Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the corporate general partner of Rosenkranz & Company, has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company. In addition, Mr. Rosenkranz holds an irrevocable proxy to vote or has direct or beneficial ownership of 302,152 additional shares of Class B Common Stock and direct or beneficial ownership of 103,855 shares of Class A Common Stock. The remaining indicated shares of Class A Common Stock and Class B Common Stock, respectively, consist of 199,285 shares of Class A Common Stock and 476,962 shares of Class B Common Stock which may be acquired pursuant to stock options and 238,481 deferred shares of Class B Common Stock. The address of Rosenkranz & Company and Mr. Rosenkranz is 153 East 53rd Street, 49th Floor, New York, NY 10022.

(2) Each of Mr. Werner and The Werner Partnership, LP, of which Mr. Werner is the general partner, may be deemed to beneficially own 802,036 shares and have shared voting and dispositive power with respect to such shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Werner's address is c/o Safety National Casualty Corporation, 2043 Woodland Parkway, St. Louis, MO 63146.

(3) Mr. Ilg is a general partner of the Ilg Family L.P. No. 1 and has shared voting and dispositive power with respect to 110,537 shares of Class A Common Stock held by the Ilg Family L.P. No. 1. In addition, Mr. Ilg has direct ownership of 1,942 shares of

     Class A Common Stock. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Ilg's address is c/o Safety National Casualty Corporation, 2043 Woodland Parkway, St. Louis, MO 63146.

(4) Of the indicated shares of Class A Common Stock, 3,319 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 2,259 shares and shared voting and dispositive power with respect to 1,060 shares. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Smith's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(5) Of the indicated shares of Class A Common Stock, 139,028 shares are presently owned by Mr. O'Brien. The remaining shares indicated may be acquired pursuant to stock options within 60 days. The address of Mr. O'Brien is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(6) Of the indicated shares of Class A Common Stock, 2,091 are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(7) Of the indicated shares of Class A Common Stock, 19,872 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(8) Of the indicated shares of Class A Common Stock, 1,992 shares are presently owned by Mr. Coulter. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Coulter's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(9) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ranieri's address is c/o Ranieri & Co., Inc., 50 Charles Lindbergh Blvd., Suite 500, Uniondale, NY 11553. Mr. Rhodes' address is c/o National Review, Inc., 215 Lexington Avenue, New York, NY 10016. Mr. Lucido's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, 49th Floor, New York, NY 10022.

(10) Includes 844,714 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days.


                              ELECTION OF DIRECTORS

The Board of Directors consists of seven members, each of whom are elected annually to serve until their successor has been elected and qualified, or they have resigned or been removed from office. The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Rhodes was elected by the holders of the Class A Common Stock in 2000 as the Class A Director, and the Board of Directors has unanimously recommended Mr. Rhodes for reelection as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 2001 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 58, has served as the President and Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He is also Chairman of the Board of Reliance Standard Life Insurance Company ("RSLIC"), First Reliance Standard Life Insurance Company ("FRSLIC") and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") and serves as a director of Safety National Casualty Corporation ("SNCC") and Matrix Absence Management, Inc. ("Matrix"). Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its corporate general partner and since September 1997 as a director of Delphi International Ltd. ("Delphi International") and Oracle Reinsurance Company Ltd. ("Oracle Re").

ROBERT M. SMITH, JR., 49, commenced employment with the Company in March 1994 and has served as Executive Vice President of the Company and Delphi Capital Management, Inc. ("DCM") since November 1999, as Vice President of the Company and DCM from July 1994 to November 1999, and as a director of the Company since January 1995. Mr. Smith has also served as a director of RSLIC, FRSLIC and RSLIC-Texas since July 1994, as a director of SNCC since March 1996 and as a director of Matrix since June 1998. In addition, Mr. Smith has served as a director of Delphi International and Oracle Re since September 1997.

EDWARD A. FOX, 64, has served as a director of the Company since March 1990. He has served as Chairman of the Board of USA Education, Inc. since August 1997 and is currently a director of New England Life Insurance Company and Greenwich Capital Management and is Non-Executive Chairman of Eldorado Bancshares, Inc. In addition, Mr. Fox has served as a director of Delphi International and Oracle Re since September 1997. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association.

CHARLES P. O'BRIEN, 64, has served as a director of the Company since November 1987 and as Chairman Emeritus of RSLIC since April 1999, when he retired as President and Chief Executive Officer of RSLIC, FRSLIC and RSLIC-Texas, in which capacities he had served since August 1976. Mr. O'Brien also serves as a director of RSLIC, FRSLIC and RSLIC-Texas. In addition, Mr. O'Brien has served as a director of Delphi International and Oracle Re since September 1997.

LEWIS S. RANIERI, 54, has served as a director of the Company since July 1992. Mr. Ranieri is currently Chairman and Chief Executive Officer of Ranieri & Co., Inc. and oversees Hyperion Partners L.P. and Hyperion Partners II L.P. (collectively "Hyperion"), funds created to invest in the financial services, housing and real estate industries. As part of his responsibilities with Hyperion, Mr. Ranieri serves as Vice-Chairman of Hyperion Capital Management, Inc., a New York-based money management firm specializing in mortgage-backed securities, as Chairman, Director and/or Trustee of several closed-end investment companies advised by Hyperion Capital Management, Inc. In addition, Mr. Ranieri has served as a director of Delphi International since September 1997.

B.K. WERNER, 67, has served as a Director of the Company since the acquisition of SNCC in March 1996 and as Chairman Emeritus of SNCC since January 1999. He served as Chairman of the Board of SNCC from June 1987 to December 1998 and as Chief Executive Officer from June 1990 to December 1998. Mr. Werner has served as a director of and has been employed in various capacities of SNCC since 1959.

Nominee for Class A Director

THOMAS L. RHODES, 61, has served as a director of the Company and its subsidiaries since May 1995 and has served as a director of Delphi International and Oracle Re since 1997. He has been President of National Review magazine since November 1992, where he has also served as a director since 1988. From 1987 to November 1992, Mr. Rhodes was a partner of Goldman, Sachs & Co., New York, NY. Mr. Rhodes is Vice-Chairman of the Board of Directors of The Lynde and Harry Bradley Foundation. He also serves as Vice-Chairman of the Board of Directors of American Land Lease, Inc. and is a director of Apartment Investment and Management Company.


COMMITTEES OF THE BOARD OF DIRECTORS

The Stock Option and Compensation Committee is responsible for reviewing and approving all grants of stock options to employees and reviewing and approving compensation arrangements for certain employees of the Company and its subsidiaries. The committee's membership consists of Messrs. Fox and Rhodes. The Board of Directors does not have a nominating committee.

The Company has an Audit Committee composed of three members, each of whom is independent (as defined in the New York Stock Exchange listing standards). Information concerning the responsibilities of the Audit Committee and its activities is set forth in the Report of the Audit Committee which follows. The Audit Committee is governed by a charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company's financial statements and its reporting process, including its systems of internal controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee recommended and the Board approved the selection of the Company's independent auditors to audit such financial statements. The Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits, and regularly meets with such auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and such other matters as the Committee deems appropriate. The Committee held five meetings during 2000.

The Committee met with management and the independent auditors to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000, and discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee discussed with the independent auditors the auditor's independence, including the matters contained in the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Based on such review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Edward A. Fox, Audit Committee Chairman
Lewis S. Ranieri
Thomas L. Rhodes

March 23, 2001

DIRECTORS' ATTENDANCE

The Board of Directors held four meetings during 2000. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served.

DIRECTORS' COMPENSATION

The Company pays its directors who are not officers or employees of Rosenkranz & Company, the Company, or any of the Company's affiliates (each, an "outside director") annual compensation consisting of an option to purchase Class A Common Stock, as further described below, or cash in the amount of $20,000 (the "Annual Retainer") and a fee of $750 plus expenses for each Board of Directors or committee meeting attended.

In addition, under the Directors Option Plan, on the business day following the Company's Annual Meeting of Stockholders, each outside director then in office is granted an option to purchase a number of shares of Class A Common Stock determined pursuant to the following formula: number of option shares equal to 2,650 multiplied by [1 + (.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Options granted become exercisable in five equal annual installments, commencing on the first anniversary of the date of the grant, and expire ten years from the date of grant.

The Directors Option Plan also provides for the Annual Retainer to be paid through the grant of an option to purchase Class A Common Stock to each outside director, unless a director makes an election in advance to receive the Annual Retainer in cash. Options are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of shares of Class A Common Stock to which each option relates is equal to (a) three times the amount of the director's Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the fair market value of a share of Class A Common Stock of the Company on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Options granted become exercisable in four equal 90-day installments and expire ten years from the date of grant.

Under the Directors Option Plan, options to purchase 32,463 shares of Class A Common Stock, in the aggregate, were granted to outside directors during 2000 at an exercise price of $30.19 per share. The shares to which such options relate are included in the "Security Ownership of Certain Beneficial Owners and Management" table. At the 2001 Annual Meeting, stockholders will consider and vote on a proposed amendment to the Company's Directors Option Plan to increase the number of shares of Class A Common Stock available for options.
See "Proposal to Amend the Directors Stock Option Plan."


                PROPOSAL TO AMEND THE EMPLOYEE STOCK OPTION PLAN

The Board of Directors of the Company has unanimously approved an amendment to the Employee Option Plan to increase the number of shares of Class A Common Stock available for options thereunder to 3,400,000, subject to the approval of such amendment by the stockholders of the Company at the 2001 Annual Meeting. The maximum number of shares of Class A Common Stock as to which options may be granted under the Employee Option Plan, as further described below under "Executive Compensation - Employee Stock Option Plan," is presently 3,200,000. This maximum number is cumulative of all share amounts for which the predecessor plans to the Employee Option Plan, the first of which was originally adopted in 1987, previously provided, and all options granted since such time, including those which have previously been exercised or are presently outstanding, are taken into account for purposes of applying this number. For further information concerning the Employee Option Plan and options previously granted thereunder, see "Executive Compensation - Employee Stock Option Plan."

As the Company intends to continue its practice of granting stock options to key employees as a means of incentive compensation, it is desirable to increase the number of shares of Class A Common Stock available for options under the Employee Option Plan to 3,400,000 so as to ensure that there will be a sufficient number of shares available to permit the Company to do so.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the proposed amendment to the Employee Option Plan unless a contrary direction is indicated on the Proxy.


                PROPOSAL TO AMEND THE DIRECTORS STOCK OPTION PLAN

The Board of Directors of the Company has unanimously approved an amendment to the Directors Option Plan to increase the number of shares of Class A Common Stock available for options thereunder to 207,490, subject to the approval of such amendment by the stockholders of the Company at the 2001 Annual Meeting. The Directors Option Plan currently provides for options to purchase up to 132,490 shares of Class A Common Stock to be granted under the plan, of which options to purchase 122,616 shares have been previously granted through March 26, 2001. In order to provide for a sufficient number of shares of Class A Common Stock to be available for options under the two types of option grants for which the Directors Option Plan provides, and thus continue to enhance the Company's ability to attract and retain experienced and knowledgeable individuals to serve as outside directors, it is desirable to increase the number of shares available for such options to 207,490.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the proposed amendment to the Directors Option Plan unless a contrary direction is indicated on the Proxy.


                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2000, 1999 and 1998 to or for the benefit of each of the five most highly compensated executive officers of the Company and its subsidiaries.


                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                 Annual Compensation                           Compensation
                                 ---------------------------------------------------  ----------------------------
                                                                                                        Securities       All Other
                                                                        Other Annual  Restricted        Underlying        Compen-
 Name and Principal                                                     Compensation     Stock           Options          sation
      Position                   Year     Salary ($)       Bonus ($)      ($)(1)      Award ($)          (#)(2)           ($)(3)
      --------                   ----     ----------       ---------      ------      ---------          ------           ------
Robert Rosenkranz,               2000     $ 599,015        $      --        $ --      $       --          80,932        $    --
President & Chief Executive      1999       549,978               --          --              --          55,932             --
Officer of the Company           1998       549,978          550,000          --       4,000,860         238,481             --

Chad W. Coulter                  2000       220,000               --          --              --          37,712          3,977(4)
Vice President & General         1999       210,231               --          --              --          21,386          4,864(4)
Counsel of the Company           1998       178,365           60,000          --              --          21,648          3,877(4)

Lawrence E. Daurelle,            2000       185,223               --          --              --          35,780          3,334(4)
Vice President and               1999       170,547               --          --              --           9,152          4,693(4)
Treasurer of the Company         1998       157,427           81,757          --              --          26,530          4,244(4)
and President and Chief
Executive Officer of RSLIC

Louis C. Lucido,                 2000       284,986               --          --              --          10,000          5,250(4)
Vice President, Investments      1999       284,986          150,000          --              --          41,212          3,200(4)
of the Company                   1998       284,986          500,000          --              --          26,530          3,200(4)

Robert M. Smith, Jr.,            2000       307,996               --          --              --          50,424          3,400(4)
Executive Vice President         1999       288,933               --          --              --          56,329          3,200(4)
of the Company                   1998       279,994          250,000          --              --              --          3,200(4)

Harold F. Ilg,                   2000       319,000           13,292          --              --          60,542          9,350(4)
Chairman of the Board of         1999       319,000          204,292          --              --         329,313          8,800(4)
SNCC and Former                  1998       451,000           18,792          --              --              --          8,800(4)
President and Chief
Executive Officer of
RSLIC (5)

(1) Personal benefits, which are non-cash compensation, were not disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any named executive officer.

(2) Other than the granting of stock options listed below, no other long-term compensation was provided to the named executive officers.

(3) The Company and its subsidiaries paid certain amounts in 2000, 1999 and 1998 to a wholly-owned subsidiary of Rosenkranz & Company pursuant to two investment consulting agreements. Portions of these amounts were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

(4) These amounts represent the Company's annual contribution on behalf of the employee to Company-sponsored defined contribution benefit plans.

(5) Mr. Ilg resigned from the position of President and Chief Executive Officer of RSL in October 2000.


Incentive Plan. At the 1997 Annual Meeting, the Company's stockholders approved the Long-Term Performance-Based Incentive Plan (the "Incentive Plan") for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company. The purpose of the Incentive Plan is to provide Mr. Rosenkranz with a compensation arrangement that rewards him for significant gains in shareholders' wealth as measured by the annual performance of the Company's Class A Common Stock, so long as such performance surpasses that of the Standard & Poor's Corporation Insurance Composite Index Total Return to Shareholders (the "S&P Insurance Index Total Return").

An award under the Incentive Plan is made for a Performance Period (as defined below) if and only if the Ending Stock Value (as defined therein) of the Company's Class A Common Stock exceeds the Beginning Stock Price (as defined therein) by an amount greater than the S&P Insurance Index Total Return over the comparable period. The award is then determined as 2.5% of the amount by which the Ending Market Value (as defined therein) exceeds the Beginning Market Value (as defined therein). Expressed as a formula, the "Award Amount" = (Ending Market Value minus Beginning Market Value) multiplied by .025. The "Performance Period" is the calendar year, except that if an award is not made under the plan for any calendar year, the next Performance Period will include all calendar years following the last calendar year for which an award was so made.

The Incentive Plan provides that 50% of the Award Amount, if earned, will be paid in the form of restricted or deferred shares of Class B Common Stock, with the number of such shares determined by dividing 50% of the Award Amount by the average closing price of the Class A Common Stock during the twenty trading days commencing nine trading days prior to the last trading day of the relevant period (the "Ending Stock Price"). The remainder of the award will be paid in options to purchase shares of Class B Common Stock (Class A Common Stock in the case of the 1996 award) having an exercise price equal to 100% of the fair market value (as defined in the plan) of a share of such stock on the date of grant. Such options become exercisable in full thirty days following the date of the grant and have a ten-year term. The number of shares subject to such options is determined by dividing 50% of the Award Amount by the Ending Stock Price and multiplying that amount by three. This formula reflects a general standard of valuation indicating that, across a broad number of companies, stock options with a ten-year term are worth approximately one-third of the market value of the underlying stock on the date of grant. However, regardless of the Award Amount for any Performance Period, the Incentive Plan limits, as to any calendar year, the number of restricted or deferred shares of Common Stock which may be awarded to 79,494, and limits the number of shares of Common Stock as to which options may be granted to 238,481, plus the "Carryover Amount."

The "Carryover Amount" consists of the cumulative amounts of such restricted or deferred shares and options which, in each year since the inception of the Incentive Plan, would have been eligible for award in conformity with such limits, but were not awarded. Any Award Amounts which do not result in awards of restricted or deferred shares or options due to the aforementioned limits may be applied to increase the Award Amount in any subsequent Performance Period in which the Ending Stock Value exceeds the Beginning Stock Price by an amount greater than the S&P Insurance Index Total Return for such Performance Period (subject, in all events, to the per-year share and option award limits referenced above).

If Mr. Rosenkranz's employment terminates during a Performance Period, he will be entitled to an award under the Incentive Plan based on the performance of the Company's Class A Common Stock if it surpasses the S&P Insurance Index Total Return through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Incentive Plan.

Restricted or deferred shares of Class B Common Stock awarded under the Incentive Plan vest upon the termination of Mr. Rosenkranz's employment due to death, disability or normal retirement or by the Company other than for Cause or upon a "Change in Ownership," as such term is defined in the Incentive Plan. If Mr. Rosenkranz's employment is terminated by himself for other than Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Because the Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change in Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Internal Revenue Code (the "Code") if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

Employee Stock Option Plan. The Employee Option Plan provides for a total of 3,200,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder. Through March 26, 2001, options for 3,006,829 shares of Class A Common Stock have been granted. As of March 26, 2001, options covering 1,273,386 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 1,733,443 shares, of which options for 1,080,570 shares of Class A Common Stock were vested as of March 26, 2001. Options currently outstanding under the Employee Option Plan expire between 2004 and 2011. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Stock Option and Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date.

                        OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officers under the Employee Option Plan with respect to 2000.

                                                     % of  Total                                 Potential Realizable Value
                               Number of               Options                                   at Assumed Annual Rates of
                               Securities            Granted to                                 Stock Price Appreciation for
                               Underlying             Employees     Exercise                            Option Term
                                Options                 in Last       Price    Expiration       ----------------------------
       Name                     Granted               Fiscal Year    ($/Sh)       Date               5%               10%
       ----                     -------               -----------    ------       ----          ----------        ----------
Robert Rosenkranz               80,932(1)                11%         $29.50     01/11/10        $1,501,482        $3,805,051
Chad W. Coulter                 37,712(2)                 5%          29.50     01/11/10           699,648         1,773,045
Lawrence E. Daurelle            35,780(3)                 5%          29.50     01/11/10           663,805         1,682,211
Louis C. Lucido                 10,000(4)                 1%          33.00     05/22/10           207,535           525,935
Robert M. Smith, Jr.            50,424(5)                 7%          29.50     01/11/10           935,486         2,370,705
Harold F. Ilg                   60,542(6)                 8%          29.50     01/11/10         1,123,199         2,846,407

(1) Of the indicated options, 55,932 options are currently exercisable. The remaining options become exercisable in five equal installments beginning with the first such installment having occurred on January 11, 2001. All are non-qualified options and become exercisable for Class A Common Stock.

(2) Of the indicated options, 12,712 options are currently exercisable. The remaining options become exercisable in three equal annual installments beginning with the first such installment having occurred on January 11, 2001. All are non-qualified options and become exercisable for Class A Common Stock.

(3) Of the indicated options, 10,780 options are currently exercisable. The remaining options become exercisable in three equal annual installments beginning with the first such installment having occurred on January 11, 2001. All are non-qualified options and become exercisable for Class A Common Stock.

(4) The options indicated become exercisable in three equal annual installments beginning with the first such installment occurring on May 22, 2001. All are non-qualified and become exercisable for Class A Common Stock.

(5) Of the options indicated, 25,424 are currently exercisable. The remaining options become exercisable in three equal annual installments beginning with the first such installment having occurred on January 11, 2001. All are non-qualified options and become exercisable for Class A Common Stock.

(6) Of the indicated options, 35,542 options are currently exercisable. The remaining options become exercisable in five equal annual installments beginning with the first such installment having occurred on January 11, 2001. All are non-qualified options and become exercisable for Class A Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officers during the fiscal year ended December 31, 2000 and options outstanding under the Employee Option Plan or Incentive Plan, as applicable, at December 31, 2000.

                                                     Number of Securities                Value of Unexercised
                                                    Underlying Unexercised              In-the-Money Options at
                         Shares                   Options at Fiscal Year-End               Fiscal Year-End (1)
                        Acquired    Value        ------------------------------    -------------------------------
      Name            On Exercise  Realized      Exercisable      Unexercisable    Exercisable       Unexercisable
      ----            -----------  --------      -----------      -------------    -----------       -------------
Robert Rosenkranz           -        $--           671,247            25,000        $1,908,450        $  225,000
Chad W. Coulter             -         --            34,597            46,149           229,872           284,160
Lawrence E. Daurelle        -         --            50,418            40,918           714,357           256,597
Louis C. Lucido             -         --            31,842            67,548            42,315           171,597
Robert M. Smith, Jr.        -         --           189,311            57,454         3,455,696           411,797
Harold F. Ilg               -         --           156,775           233,080         1,117,655         1,511,080

(1) Based on a closing price of $38.50 for the Company's Class A Common Stock on December 31, 2000.


Pension Plans. The Reliance Standard Life Insurance Company Pension Plan (the "Pension Plan") is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company. Benefits under the Pension Plan at the employee's normal retirement age, which for this purpose is 65, are calculated as the sum of (i) 0.85% of the employee's average compensation for the five consecutive calendar years in the last ten years of participation prior to retirement during which the employee was most highly paid ("Average Compensation") up to and including the employee's Social Security covered compensation level plus (ii) 1.5% of the employee's Average Compensation in excess of their Social Security covered compensation level, multiplied by the employee's years of service up to 35 years; plus 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Average Compensation is subject to the statutory limitation pursuant to the Code of $170,000 for 2001 (or any limits as required by the Code in the future). Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and continue to accrue benefits generally until termination of employment, death or retirement. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.

Supplemental Executive Retirement Plan. The Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the "RSL SERP") provides certain key employees (excluding Mr. Rosenkranz) with the opportunity for additional postemployment income, which would otherwise have been limited under the Pension Plan due to the statutory limit on employee's compensation as calculated under the Pension Plan pursuant to the Code. The RSL SERP is a nonqualified deferred retirement plan and is unfunded. Retirement benefits under the RSL SERP are calculated in a similar manner as those under the Pension Plan, except that Average Compensation is limited under the plan to $289,260 for 2001 (adjusted annually by the Social Security Cost of Living Adjustment). Any benefits payable under the Pension Plan are deducted from the benefit calculated under the RSL SERP. All other terms and conditions of the RSL SERP are substantially identical to those contained in the Pension Plan.

DCM Pension Plan. The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified, noncontributory defined benefit pension plan that provides retirement benefits to Robert Rosenkranz and, in certain instances, death benefits to his beneficiary. Benefits under the DCM Pension Plan at Mr. Rosenkranz's normal retirement age, which for this purpose is 65, are calculated in the same manner as benefits under the Pension Plan. Benefits are reduced if Mr. Rosenkranz elects an earlier retirement date. The DCM Pension Plan is unfunded and assets held by DCM shall not be deemed to be held in trust for the payment of the pension obligation. The payment is, however, unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz, and should DCM default, the Company will discharge the obligation. Mr. Rosenkranz does not participate in either the Pension Plan or the RSL SERP.

The estimated annual benefits payable at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2001.

                                                  Years of Service as
                             Retirement Plan Participant and Estimated Amount of Benefits
     Average          ---------------------------------------------------------------------------
   Compensation           10           15           20           25            30           35
   ------------       ---------     --------     ---------    ---------    ---------    ---------
    $ 125,000......   $  16,331     $ 24,497     $  32,662    $  40,828    $  48,994    $  57,159
      150,000......      20,081       30,122        40,162       50,204       60,244       70,284
      175,000......      23,831       35,747        47,662       59,578       71,494       83,409
      200,000......      27,581       41,372        55,162       68,953       82,744       96,534
      225,000......      31,331       46,997        62,662       78,328       93,994      109,659
      250,000......      35,081       52,622        70,162       87,703      105,244      122,784
      300,000......      42,581       63,872        85,162      106,453      127,744      149,034
      350,000......      50,081       75,122       100,162      125,203      150,244      175,284


The following executives named in the Summary Compensation Table shown under "Executive Compensation" are covered by the Pension Plan, the RSL SERP and/or the DCM Pension Plan:

                                                                       Years of Credited Service
                Name                                                   As of December 31, 2000
                ----                                                   -----------------------
          Robert Rosenkranz.......................................              23
          Chad W. Coulter.........................................              10
          Lawrence E. Daurelle....................................               6
          Louis C. Lucido.........................................               3
          Robert M. Smith, Jr.....................................               7

Employment Contract. The Company has entered into an agreement with Mr. Smith which provides that if he is terminated without good and reasonable cause he will be entitled to a severance payment up to a maximum of twelve months of base salary, plus health benefits.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Fox and Rhodes, the members of the Stock Option and Compensation Committee during 2000, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.


                                PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Class A Common Stock to the total return on the common stock of the companies included in the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Insurance Composite Index ("S&P Insurance Index") has been provided. The performance graph should be analyzed in connection with the tables on the preceding pages detailing the payment of compensation and the granting of employee stock options. The graph assumes $100 was invested in the Company's Class A Common Stock and the indices reflected therein on December 31, 1995, and reflects the value of that investment on various dates through December 31, 2000.

                           1995     1996      1997      1998      1999      2000
                           ----     ----      ----      ----      ----      ----
Delphi                      100      167       259       314       187       240
S&P 500 Index               100      123       164       211       255       232
S&P Insurance Index         100      124       181       187       194       269

                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's executive officers (including the named executive officers) is supervised by the Stock Option and Compensation Committee of the Board of Directors. The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for increasing levels of profit and stockholder value.

In conformance with the above compensation philosophy, the total annual compensation for senior officers of the Company and its subsidiaries is determined by one base element, salary, and two incentive elements, annual bonus and grants of stock options under the Employee Option Plan or, in the case of Mr. Rosenkranz, the Incentive Plan.

Salary for executive officers of the Company and its subsidiaries is determined by analysis of three factors, consisting of (i) salary levels for executive officers at other companies with comparable responsibilities; (ii) evaluation of the individual executive officer's performance; and (iii) the Company's ability to pay. While the three factors are not formally weighted, the Company's ability to pay is a threshold consideration.

The level of base salary paid to an executive officer is determined on the basis of the individual's overall performance and compensation level at the Company during the prior year and such other factors as may be appropriately considered by the Stock Option and Compensation Committee and by management in making its proposals to the committee. The level of the annual bonus for the executive officers of the Company is established by the Stock Option and Compensation Committee according to the operating performance of the Company and the individual performance of the executive officer during the year, and such other factors as are deemed appropriate by the committee and by management in making its proposals to the committee. The primary factor which determines the level of Mr. Rosenkranz's annual bonus is the extent to which the Company attains a specified return on equity goal.

The principal method for long-term incentive compensation for executive officers other than Mr. Rosenkranz (for whom the principal method is the Incentive Plan) is the Employee Option Plan described above under "Executive Compensation - Employee Stock Option Plan" and compensation thereunder takes the form of nonqualified stock option grants. Those grants are designed to promote the identity of long-term interests between key employees of the Company and its subsidiaries and the Company's stockholders, since the value of options granted will increase or decrease with the value of the Company's common stock. In this manner, key individuals are rewarded in a manner that is commensurate with increases in stockholder value. The size of a particular option grant is determined based on the individual's position with and contributions to the Company (or, in the case of new hires, the individual's current position and anticipated contributions). These grants also typically include five year vesting periods to encourage continued employment, but in certain cases may vest immediately, such as the grants discussed in the following paragraph.

Certain of the executive officers of the Company, including Mr. Rosenkranz, were granted options under the Employee Option Plan in lieu of receiving cash bonuses for 1999 and 2000, in order to further enhance the alignment of such individuals' interests with the interests of the Company's stockholders. Their terms provide for immediate vesting. Such options expire in ten years.

Under the Incentive Plan, as described above under "Executive Compensation - Incentive Plan," Mr. Rosenkranz is rewarded for the Company's achieving gains in stockholder wealth that surpass the S&P Insurance Index Total Return, which the Stock Option and Compensation Committee believes to be a representative index reflecting the stock performance of the Company's peer group. The ultimate value of awards under the Incentive Plan will depend on the Company's stockholder returns, since a portion of such awards will consist of restricted or deferred shares, the value of which will be subject to market risk so long as Mr. Rosenkranz remains employed with the Company (and which are forfeitable if such employment terminates under certain circumstances). In addition, the options will have value to Mr. Rosenkranz only to the extent that the Company's stock price appreciates following the grant date.

Section 162(m) of the Code limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers in excess of $1 million per year. The Stock Option and Compensation Committee intends to establish and maintain executive compensation levels and programs that will be competitive within the industry and will attract and retain highly talented individuals. Executive compensation will be structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals.


        STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                   Edward A. Fox          Thomas L. Rhodes


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to two consulting agreements, RSLIC and the Company pay to a wholly owned subsidiary of Rosenkranz & Company certain fees associated with the formulation of the business and investment strategies of the Company and its subsidiaries. These fees amounted to $3.4 million for the year ended December 31, 2000. These fees generally increase at an annual rate of 10.0% and are expected to be $3.7 million for calendar year 2001. Pursuant to a cost-sharing arrangement, a subsidiary of the Company received reimbursements from a wholly-owned subsidiary of Rosenkranz & Company and Acorn Partners, a limited partnership in which Mr. Rosenkranz has an indirect beneficial interest, for expenses associated with the sharing of office space and office personnel. The total amount of these reimbursements during 2000 was $3.2 million. Of the aggregate amounts paid for services rendered during the year ended December 31, 2000 pursuant to the consulting agreements, $1.8 million was earned by Mr. Rosenkranz due to his indirect and direct financial interests in Rosenkranz & Company. Management believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope than the services provided thereunder.

Pursuant to an investment advisory agreement, a subsidiary of the Company paid fees to an investment advisor, Hyperion Capital Management, Inc., of which Mr. Ranieri is the Chairman. Management believes that the fees charged by the investment advisor under the agreement are comparable to the fees charged by other unaffiliated investment advisors for investment advisory services. The Company's subsidiary paid $150,000 under such agreement during 2000.

During 1999 and 2000, the Company entered into various reinsurance agreements with Oracle Re, a wholly-owned subsidiary of Delphi International, an independent Bermuda insurance holding company of which Mr. Rosenkranz is the Chairman of the Board and beneficially owns approximately 26.8% of the common stock, and of which Messrs. Fox, Ilg, O'Brien, Ranieri, Rhodes and Smith also serve as directors. Under these agreements, approximately $101.5 million of group employee benefit reserves ($35 million of long-term disability insurance reserves and $66.5 million of net excess workers' compensation and casualty reserves) were ceded to Oracle Re. During 2000 and 1999, Oracle Re and the Company effected the partial recaptures of approximately $4.6 million and $10 million, respectively, of the group long-term disability liabilities ceded to Oracle Re. In January 2000, SNCC and Oracle Re rescinded a workers' compensation quota share reinsurance contract that had been entered into during 1999. Also during 1998, the Company and certain of its subsidiaries purchased subordinated notes from Delphi International with a principal amount of $40 million, of which notes with a principal amount of $10 million were subsequently sold to an unaffiliated entity. Such notes bear interest at the rate of 9% per annum (which, during any five years, may be paid in additional notes bearing the same terms in lieu of cash) and mature in full in January 2028. In January 1998, the Company provided five year loans to Robert M. Smith, Jr., Executive Vice President of the Company, and Louis C. Lucido, Vice President, Investments of the Company, in the amounts of $131,160 and $149,758, respectively, to finance a portion of the costs of their purchases of common stock of Delphi International. Such loans bear interest at the rate charged to the Company under its senior bank revolving credit facility (currently LIBOR plus 0.45%). In both cases, the shares of Delphi International common stock purchased are pledged to the Company to secure the loans, and the Company will have recourse only against such common shares.

During 2000, certain subsidiaries of the Company entered into arrangements with entities in which Mr. Rosenkranz has a financial interest, under which $15.7 million in assets are presently managed pursuant to a discrete investment program. Under such arrangements, asset-based and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. Such fees, which totaled $1.2 million in 2000, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs.


                              INDEPENDENT AUDITORS

The firm of Ernst & Young LLP served as the Company's independent auditors for 2000 and is expected to so serve in 2001. During 2000, fees to Ernst & Young LLP for various audit and other services to the Company and its subsidiaries were as follows:

Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the year ended December 31, 2000, were $394,000.

Financial Information Systems Design and Implementation Fees. No services of this type were rendered by Ernst & Young LLP to the Company during the year ended December 31, 2000.

All Other Fees. The aggregate fees billed for all other services during the year ended December 31, 2000, which consisted primarily of audit-related services such as internal audit services and assistance in determining the accounting for completed or potential transactions, and actuarial consulting services were $466,000.

The Audit Committee has considered whether the provision of the other services is compatible with maintaining the auditors' independence.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.


                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 2000 Annual Report on Form 10-K for the year ended December 31, 2000, which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 2001.

                                       By Order of the Board of Directors,




                                       Robert Rosenkranz
                                       Chairman of the Board

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF DELPHI FINANCIAL GROUP, INC.


The Board of Directors of Delphi Financial Group, Inc. (the "Company") has established a committee known as the Audit Committee. This Charter confirms and describes the purpose, composition and responsibilities and processes of the Audit Committee.

PURPOSE

The Audit Committee shall provide assistance to the Board of Directors of the Company (the "Board") in fulfilling its oversight responsibility relating to the accounting and financial reporting practices of the Company, the quality and integrity of the financial reports of the Company and the Company's system of internal financial and accounting controls. In so doing, the Audit Committee will seek to provide an avenue of open communication among the Board, the Company's independent auditors, its internal auditors, and the financial and executive management of the Company.

COMPOSITION

The Audit Committee shall be comprised of at least three members of the Board who are independent of the Company and its management. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independent judgment, including any relationship that would preclude service on the Audit Committee under the rules of the SEC or the New York Stock Exchange. All Audit Committee members will be financially literate (or become financially literate within a reasonable period of time following appointment to the Audit Committee), and at least one member will have accounting or related financial management expertise. All determinations regarding independence, financial literacy and accounting or financial management expertise shall be made by the Board.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee believes that, in carrying out its responsibilities, its processes should remain flexible, in order to maximize its ability to react to changing circumstances and conditions and to achieve its purpose. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities, it being understood that the Audit Committee may supplement them as appropriate:

- Submit this Charter to the Board for approval and review and reassess this Charter from time to time as appropriate, but no less frequently than annually.

- Review and recommend to the Board annually the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

- Obtain confirmation from the Company's independent auditors of such auditors' understanding that they are ultimately accountable to the Board and the Audit Committee, who have the ultimate authority with respect to the selection, evaluation, and if appropriate, replacement of the independent auditors.

- Require that management obtain the Audit Committee's approval of any appointment, termination, or replacement decisions with respect to the Company's internal audit function.

- Review the activities of the Company's independent and internal auditors, including the overall scope and plans for their respective audits and reviews, the coordination of such audits and reviews, and the fees or other compensation to be paid to such auditors.

- Require that the Company's internal auditors provide to the Audit Committee, on at least a quarterly basis, a report on their activities, addressing such matters as the Audit Committee may require.

- Require that the Company's independent and internal auditors provide sufficient opportunity to meet with the members of the Audit Committee without members of management present to discuss any significant matters having arisen in the course of their activities.

- On an annual basis, obtain from the Company's independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discuss such information with the independent auditors, and, if so determined by the Audit Committee, recommend that the full Board take appropriate action to satisfy itself of the independence of such auditors.

- Review the Company's quarterly financial statements with financial management and the Company's independent auditors prior to the filing of the Company's Form 10-Q and discuss with such auditors their review of the interim financial information contained therein and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

- Review with management and the Company's independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K prior to the filing thereof (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee will discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

- Review periodically with the chief legal officer of the Company legal and regulatory matters that may have a material impact on the Company's consolidated financial statements, ethics and compliance practices and material reports or inquiries received from regulators or governmental agencies.

- Cause a report of the Audit Committee to be included in each proxy statement of the Company, and require that the Company include a copy of this Charter in its proxy statement at least triennially.

- Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board.

AUTHORITY

In carrying out its responsibilities, the Audit Committee shall have the authority to:

- Conduct such investigations with respect to the Company's operations as it deems necessary or appropriate, with full access to the Company's books, records, facilities and personnel.

- Retain special counsel and other such experts and consultants as it deems necessary or appropriate in connection with the carrying out of its responsibilities.

                             [DELPHI FINANCIAL LOGO]






Dear Stockholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2001 Annual Meeting of Stockholders, scheduled to be held on May 23, 2001.

Thank you in advance for your prompt consideration of these matters.


Sincerely,




Robert Rosenkranz
Chairman of the Board

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL GROUP, INC. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director and "FOR" Proposals 2, 3 and 4.

                            SIGNED:____________________________________________

                            SIGNED:____________________________________________

                            Please sign exactly as your
                            name(s) appear(s) hereon.
                            Joint owners should each
                            sign personally. Trustees
                            and other fiduciaries
                            should indicate the
                            capacity in which they
                            sign, and where more than
                            one name appears, a
                            majority must sign. If a
                            corporation or partnership,
                            this signature should be
                            that of an authorized
                            officer who should state
                            his or her title.

                            DATED:_____________________________________________

                            IMPORTANT:  Please mark, sign and date this proxy
                                        and return it promptly in the enclosed
                                        envelope. No postage is required if
                                        mailed in the United States.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                          DELPHI FINANCIAL GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF DELPHI FINANCIAL GROUP, INC.

The undersigned stockholder hereby appoints Robert Rosenkranz and Robert M. Smith, Jr., or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 26, 2001 at the Company's 2001 Annual Meeting of Stockholders scheduled to be held on May 23, 2001 at 10:00 a.m., EDT, or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2001, and grants authority to each of said proxies or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

1.   Election of Directors.

   [  ]  FOR all nominees listed                                      [  ]  WITHHOLD AUTHORITY to vote
         (except as written on the space provided below)                    for all nominees listed below

     Class A Director:  Thomas L. Rhodes

     Directors:  Robert Rosenkranz         Robert M. Smith, Jr.        Edward A. Fox
                 Charles P. O'Brien        Lewis S. Ranieri            B.K. Werner

     INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

2. Approval of the amendment to increase the number of shares of Class A Common Stock available for options under the Company's Second Amended and Restated Employee Stock Option Plan.

   [   ]  FOR                 [   ]  AGAINST              [   ]  ABSTAIN


3. Approval of the amendment to increase the number of shares of Class A Common Stock available for options under the Company's Amended and Restated Directors Stock Option Plan.

   [   ]  FOR                 [   ]  AGAINST              [   ]  ABSTAIN

4. To transact such other business as properly comes before the meeting or any adjournment thereof.

   [   ]  FOR                 [   ]  AGAINST              [   ]  ABSTAIN